UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 2, 2006
(Date of earliest event reported)
GENERAL MOTORS ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

200 Renaissance Center, Detroit, Michigan	48265-3000
P. O. Box 200 Detroit, Michigan	(Zip Code)
(Address of principal executive offices)
(313) 556-5000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
ITEM 3.02. Unregistered Sales of Equity Securities
ITEM 8.01. Other Events
ITEM 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Purchase and Sale Agreement dated as of April 2, 2006
Press Release dated April 3, 2006
Materials presented to Fixed Income Investors dated April 3, 2006

ITEM 1.01. Entry into a Material Definitive Agreement
     On April 2, 2006, General Motors Acceptance Corporation (“GMAC”) and its parent General Motors Corporation, a Delaware corporation (“GM”), and GM Finance Co. Holdings Inc., a Delaware corporation and a wholly owned subsidiary of GM (“Holdco”), entered into a Purchase and Sale Agreement (the “Agreement”) with FIM Holdings LLC, a Delaware limited liability company (“Purchaser”), pursuant to which GM will sell to Purchaser common limited liability company interests of GMAC representing 51% of the common limited liability company interests of GMAC (following its conversion to limited liability company form prior to the completion of the Acquisition) for a purchase price of $7.353 billion, upon the terms and subject to the conditions set forth in the Agreement (the “Acquisition”). Purchaser is an investment vehicle formed for purposes of the Acquisition by Cerberus Capital Management, L.P., Aozora Bank Limited and Citigroup Inc. Changes in the net book value of GMAC as of the closing date of the Acquisition will require payments to be made between GM and GMAC in order to maintain the net book value at the contractually targeted level. In addition, Purchaser will purchase preferred limited liability company interests of GMAC for a cash purchase price of $500 million and GM will use a portion of its proceeds to purchase preferred limited liability company interests of GMAC for a cash purchase price of $1.4 billion.
     Prior to consummation of the Acquisition, (i) certain assets with respect to automotive leases and retail installment sales contracts owned by GMAC and its affiliates, such assets having a net book value of approximately $4 billion, will be dividended to GM, (ii) GM will assume certain of GMAC’s post-employment welfare benefits, (iii) GMAC will transfer to GM certain entities which hold a fee interest in certain real properties, (iv) GMAC will pay dividends to GM in an amount up to the amount of GMAC net income prior to the Acquisition, (v) GM will repay certain indebtedness owing to GMAC and specified unsecured obligations owing to GMAC shall be no greater than $1.5 billion and (vi) GMAC will make a one-time distribution to GM of approximately $2.7 billion of cash to reflect the increase in GMAC’s equity value resulting from the elimination of a portion of its net deferred tax liabilities arising from the conversion of GMAC and certain of its subsidiaries to limited liability company form. The total value of the cash proceeds and distributions to GM before it purchases preferred limited liability company interests of GMAC will be approximately $14 billion, comprised of the $7.4 billion purchase price, the $4 billion of retained assets and the $2.7 billion cash dividend.
     The Acquisition is subject to the satisfaction or waiver of customary and other closing conditions, including, among other things, (i) the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) receipt of other regulatory approvals and licenses, (iii) reasonable satisfaction by the members of Purchaser, pursuant to an agreement with, or other writing from, the PBGC that, following the closing, GMAC and its subsidiaries will not have any liability with respect to the ERISA plans of GM, (iv) receipt of ratings for the senior unsecured long-term indebtedness of GMAC and Residential Capital Corporation, an indirect wholly owned subsidiary of GMAC, after giving effect to the transactions contemplated by the Agreement, of at least BB and BBB- (or their respective equivalents), respectively, and an A.M. Best rating for GMAC’s significant insurance subsidiaries of at least B++, and (v) that no material adverse effect will have occurred with respect to the business, financial condition or results of operations of GMAC, which includes any actual downgrading by any of the major rating agencies of GM’s unsecured long-term indebtedness rating below CCC or its equivalent.
     The Agreement includes customary representations, covenants and mutual indemnification obligations. The Agreement may be terminated upon the occurrence of certain events, including the failure to complete the Acquisition by March 31, 2007. Pursuant to the Agreement, GM will retain an option, for 10 years after the closing of the Acquisition, to repurchase from GMAC certain assets related to the automotive finance business of the North American Operations and International Operations of GMAC, subject to certain conditions, including that GM’s credit ratings are investment grade or are higher than GMAC’s credit ratings.
     The foregoing description of the Agreement and related matters is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

     On April 3, 2006, GM issued a press release announcing the execution of the Agreement. The press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Cautionary Statement
     The Agreement has been included to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations among the parties thereto with respect to the transaction described in this Form 8-K, the Agreement is not intended to be a source of factual, business or operational information about the parties.
     The representations, covenants and agreements made by the parties in the Agreement are made as of specific dates and are qualified and limited, including by information in the disclosure schedules that were provided in connection with the execution of the Agreement. In addition, certain of the contractual representations are subject to a standard of materiality that may be different from what securityholders may view as material to their interests. Representations may be used as a tool to allocate risks between the respective parties to the Agreement, including where the parties do not have complete knowledge of all of the facts. Investors in GM or GMAC securities are not third-party beneficiaries under the Agreement and should not rely on the representations and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.
ITEM 3.02. Unregistered Sales of Equity Securities.
     At the closing of the Acquisition, GMAC will sell to the Purchaser 555,000 preferred limited liability company interests of GMAC for a cash purchase price of $500 million and to GM 1,555,000 preferred limited liability company interests for a cash purchase price of $1.4 billion. These equity interests will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.
ITEM 8.01. Other Events
     On April 3, 2006, GMAC will make a presentation to fixed income investors relating to the Acquisition. The presentation to fixed income investors is attached as Exhibit 99.2 and incorporated herein by reference.
Forward-Looking Statements
     In this report and in related comments by management of GMAC, our use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” “designed,” “impact,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable when made, these statements are not guarantees of any events or financial results, and GMAC’s actual results may differ materially due to numerous important factors that may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following:
•	The ability of GM to complete a transaction regarding a controlling interest in GMAC while maintaining a significant stake in GMAC, securing separate credit ratings and low cost funding to sustain growth for GMAC and ResCap, and maintaining the mutually beneficial relationship between GMAC and GM;

•	Significant changes in the competitive environment and the effect of competition in the Corporation’s markets, including on the Corporation’s pricing policies;

•	Our ability to maintain adequate financing sources;

•	Our ability to maintain an appropriate level of debt;

•	The profitability and financial condition of GM, including changes in production or sales of GM vehicles, risks based on GM’s contingent benefit guarantees and the possibility of labor strikes or work stoppages at GM or at key suppliers such as Delphi;

•	Funding obligations under GM and its subsidiaries’ qualified U.S. defined benefits pension plans;

•	Restrictions on ResCap’s ability to pay dividends and prepay subordinated debt obligations to us;

•	Changes in the residual value of off-lease vehicles;

•	Changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate;

•	Changes in our contractual servicing rights;

•	Costs and risks associated with litigation;

•	Changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings;

•	Changes in the credit ratings of GMAC or GM;

•	The threat of natural calamities;

•	Changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and

•	Changes in the existing, or the adoption of new, laws, regulations, policies or other activities of governments, agencies and similar organizations.
     Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

ITEM 9.01. Financial Statements and Exhibits

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of April 2, 2006, by and among General Motors Corporation, General Motors Acceptance Corporation, GM Finance Co. Holdings Inc. and FIM Holdings LLC.

99.1	Press release dated April 3, 2006 issued by General Motors Corporation announcing the execution of the Purchase and Sale Agreement.

99.2	Materials presented to fixed income investors, dated April 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006

GENERAL MOTORS ACCEPTANCE CORPORATION

By: /s/ Linda K. Zukauckas
Name: Linda K. Zukauckas
Title: Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of April 2, 2006, by and among General Motors Corporation, General Motors Acceptance Corporation, GM Finance Co. Holdings Inc. and FIM Holdings LLC.

99.1	Press release dated April 3, 2006 issued by General Motors Corporation announcing the execution of the Purchase and Sale Agreement.

99.2	Materials presented to fixed income investors, dated April 3, 2006